          EXHIBIT 10.1

Dated 30 April 2020

BRAKE BROS LIMITED
as Issuer
and
DEUTSCHE BANK AG, LONDON BRANCH
as Issuing and Paying Agent
ISSUING AND PAYING AGENCY AGREEMENT
relating to a £600,000,000 Commercial Paper Programme for the purpose of the Joint HM Treasury and Bank of England Covid Corporate Financing Facility

Ref: EXM/AA

Linklaters LLP

Table of Contents
Contents          Page

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This Agreement is made on 30 April 2020 between:
(1)BRAKE BROS LIMITED (the “Issuer”); and
(2)DEUTSCHE BANK AG, LONDON BRANCH (the “Issuing and Paying Agent”).
Whereas:
(A)Pursuant to, and subject to the terms and conditions of, a dealer agreement dated 30 April 2020 (the “Dealer Agreement”) between the Issuer, the Arranger and the dealers from time to time party thereto (together, the “Dealers” and each a “Dealer”), the Issuer may issue Notes to the Dealers from time to time under the Programme which has been established by the Issuer for the purpose of issuing sterling-denominated Notes which are eligible for purchase under the Joint HM Treasury and Bank of England Covid Corporate Financing Facility (the “CCFF”).
(B)The parties hereto wish to record the arrangements agreed between them in relation to the Notes to be issued pursuant to this Agreement.
It is agreed as follows:
1.Interpretation
1.1In this Agreement:
“Applicable Law” means any law or regulation;
“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction;
“business day in London” means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;
“Client Money Rules” means the FCA Rules in relation to client money from time to time;
“Code” means the U.S. Internal Revenue Code of 1986, as amended;
“Common Depositary” means a common depositary for the Clearing System(s);
“Definitive Note” means a security printed Note in definitive bearer form, substantially in the form set out in Part 2 of Schedule 1, which may be issued by the Issuer in exchange for a Global Note;
“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto;
“FCA” means the Financial Conduct Authority or any regulatory authority that may succeed it as a United Kingdom regulator;
“FCA Rules” means the rules established by the FCA in the FCA’s handbook of rules and guidance from time to time;

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“Global Note” means a Note in global form, substantially in the form set out in Part 1 of Schedule 1, representing an issue of Notes of a like maturity which may be issued by the Issuer from time to time pursuant to this Agreement;
“Global Programme Reporting” means the electronic/internet based banking platform provided by the Issuing and Paying Agent;
“Issue Date” means, in respect of any Note, the date of issue and purchase of the Note under Clause 2 of the Dealer Agreement or any other agreement between the Issuer and the relevant Dealer, being the same date as the date of issue of the Global Note which initially represented the Note;
“specified office” means, in relation to the Issuing and Paying Agent, the office specified against its name on the signature page hereof or, in the case of an Issuing and Paying Agent not originally party hereto, specified in its terms of appointment or such other office in the same city or town as such Issuing and Paying Agent may specify by notice to the Issuer and the other parties hereto; and
“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.
1.2References in this Agreement to the principal amount of any Note shall be deemed to include any additional amounts which may become payable in respect thereof pursuant to the terms of such Note.
1.3Terms and expressions defined in the Dealer Agreement shall have the same meanings in this Agreement, except where any such term or expression is defined herein or where the context requires otherwise.
2.  Appointments

2.1The Issuer hereby appoints Deutsche Bank AG, London Branch at its specified office in London as issuing and paying agent for all Notes.
2.2The Issuing and Paying Agent accepts its appointment as agent of the Issuer in relation to the Notes and agrees to comply with the provisions of this Agreement.
2.3Any reference herein to the “Issuing and Paying Agent” or its “specified office” shall be deemed to include any successor or additional Issuing and Paying Agent or office of the Issuing and Paying Agent (as the case may be) as may be appointed or specified from time to time hereunder.
3.  Issue of Notes

3.1
3.1Each Note issued hereunder shall be substantially in the relevant form scheduled hereto or, as the case may be, such other form as may be agreed between the Issuer and the Issuing and Paying Agent. Each such Note shall be issued by the Issuer to one or more Dealers for the sole purpose of re-sale by such Dealer(s) under the CCFF established by the Bank of England and Her Majesty’s Treasury.

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3.2Each Note shall be duly executed either manually, electronically or in facsimile on behalf of the Issuer and authenticated manually or electronically by an authorised signatory or authorised signatories of the Issuing and Paying Agent.
3.3The Issuer shall procure that executed but unauthenticated master Global Notes are available to the Issuing and Paying Agent for the purpose of issue under this Agreement.
3.2Execution electronically or in facsimile of any Notes and any copying or other duplication of any master Global Note (in authenticated form, but executed manually on behalf of the Issuer as stated above) shall be binding upon the Issuer in the same manner as if such Notes were signed manually by such signatories as set out in Clause 3.1.2.
3.3The Issuer may use the manual or electronic or facsimile signature on any Note of any person who on the date of preparation or printing of such Note was duly authorised to execute such Note on behalf of the Issuer, notwithstanding that at the date of issue of the relevant Note such person may for any reason no longer be so authorised. The Issuer may change the name of any person whose manual or electronic or facsimile signature is to appear on the Notes to bind the Issuer, by delivering to the Issuing and Paying Agent, no later than 15 days before the first date on which there are to be issued Notes in respect of which such manual or electronic or facsimile signature is to be used, a copy of such signature in such form as the Issuing and Paying Agent may require.
3.4The Issuer shall give to the Issuing and Paying Agent through the Global Programme Reporting system the details of any Notes to be issued by it under this Agreement and all such other information as the Issuing and Paying Agent may require for it to carry out its functions as contemplated by this Clause 3.4 by not later than 10.00 a.m. (London time) one business day in London prior to the proposed Issue Date (or such later time or date as may be agreed between the Issuer and the Issuing and Paying Agent) in respect thereof and the Issuing and Paying Agent shall thereupon be authorised to complete a Global Note in respect of the appropriate aggregate amount by inserting in the appropriate place on the face of each Global Note inter alia the dates on which such Note shall be issued and shall mature and otherwise completing the same. In the event the Global Programme Reporting system is unavailable, the Issuer shall give to the Issuing and Paying Agent by email or fax (substantially in the form set out in Schedule 2 of this Agreement) the details of any Notes to be issued in accordance with the provisions of this Clause 3.4.
3.5If any such Notes as are mentioned in Clause 3.4 are not to be issued on any Issue Date, the Issuer shall immediately notify the Issuing and Paying Agent, and in any event no later than 4.00 p.m. (London time) one business day in London prior to the proposed Issue Date. Upon receipt of such notice the Issuing and Paying Agent shall not thereafter issue or release the relevant Notes, but shall cancel and destroy them.
3.6Each Note credited to the Issuing and Paying Agent’s distribution account with the relevant Clearing System(s) following the delivery of the Notes to the Common Depositary shall be held to the order of the Issuer pending delivery to the relevant Dealer in accordance with the normal procedures of the relevant Clearing System(s). The Issuing and Paying Agent shall, in the case of a delivery versus payment settlement, arrange for the transfer of the proceeds of issue to the Issuer to the account specified in, and in accordance with the standing settlement instructions set out in, Schedule 3 to this Agreement. The Issuer shall notify the Issuing and Paying Agent of any changes to the account details and standing

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settlement instructions in Schedule 3 to this Agreement at least three business days in London prior to any Issue Date.
3.7If on the relevant Issue Date the relevant Dealer does not, for a delivery versus payment settlement, pay the purchase price due from it in respect of any Note (the “Defaulted Note”) and, as a result, the Defaulted Note remains in the Issuing and Paying Agent’s distribution account with Euroclear or Clearstream, Luxembourg after such Issue Date, the Issuing and Paying Agent will continue to hold the Defaulted Note to the order of the Issuer. Unless the Issuer instructs otherwise, if the purchase price in respect of the Defaulted Note has not been paid by close of business on the second business day in London following the Issue Date, the Issuer hereby instructs the Issuing and Paying Agent to cancel the Defaulted Note and the Issuing and Paying Agent shall, as soon as reasonably practicable thereafter, confirm cancellation of the Defaulted Note to the Issuer.
3.8If the Issuing and Paying Agent pays an amount (the “Advance”) to the Issuer on the basis that a payment (the “Payment”) has been, or will be, received from the relevant Dealer and if the Payment has not been or is not received by the Issuing and Paying Agent on the date the Issuing and Paying Agent pays the Issuer, the Issuing and Paying Agent shall promptly inform the relevant Dealer and request such Dealer to make good the Payment, failing which the Issuer shall, upon being requested to do so by the Issuing and Paying Agent, repay to the Issuing and Paying Agent the Advance and pay interest on the Advance from (and including) the date of the Advance to (but excluding) the earlier of repayment of the Advance or receipt by the Issuing and Paying Agent of the Payment at a rate quoted at that time by the Issuing and Paying Agent as its costs of funding the Advance. For the avoidance of doubt, the Issuing and Paying Agent shall not be obliged to pay any amount to the Issuer if it has not received satisfactory confirmation, in its sole discretion, that it is to receive the Payment from the relevant Dealer.
3.9The Issuer hereby authorises and instructs the Issuing and Paying Agent to complete, authenticate and deliver on its behalf Definitive Notes in accordance with the terms of any Global Note presented to the Issuing and Paying Agent for exchange in whole (but not in part only).
3.10The Issuer will promptly notify the Issuing and Paying Agent of the appointment, resignation or termination of the appointment of any Dealer.
3.11The Issuer will give at least 10 days’ prior written notice to the Issuing and Paying Agent of any increase in the Maximum Amount.
4.Payment
4.1The Issuer undertakes in respect of each Note issued by the Issuer to pay in pounds sterling no later than 11.00 a.m. (London time) on each maturity date or any relevant interest payment date of each Note (or such other time as the Issuing and Paying Agent shall determine in its absolute discretion giving written notice to the Issuer of such time) an amount sufficient to pay the full amount payable on such date by transfer in same-day value, freely transferable funds to such account as the Issuing and Paying Agent may from time to time designate for the purpose.
4.2The Issuer shall, no later than 3 p.m. (London time) on the business day in London immediately preceding the maturity date or any relevant interest payment date of any Note (or such later time or date as may be agreed between the Issuer and the Issuing and Paying Agent), procure that the bank effecting the payment sends to the Issuing and

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Paying Agent by tested fax or authenticated SWIFT an irrevocable confirmation that payment will be made.
4.3The Issuer hereby authorises and directs the Issuing and Paying Agent, from funds so paid to the Issuing and Paying Agent, to make payment of all amounts due on the Notes as set forth herein and in the Notes.
4.4If the Issuing and Paying Agent has not received on the maturity date or any relevant interest payment date of any Notes the full amount payable in respect thereof on such date and confirmation satisfactory to itself that such payment has been received, the Issuing and Paying Agent shall notify the Issuer as soon as reasonably practicable of this fact and shall not be required to make payment of any amount due on any Note. If the Issuing and Paying Agent is satisfied that it will receive such full amount later, it shall be entitled, but not obliged, to pay amounts due on such Notes in accordance with their terms.
4.5If the Issuing and Paying Agent makes such payment on behalf of the Issuer under Clause 4.4 and it does not later receive the full amount from the Issuer, the Issuer shall be liable on demand by the Issuing and Paying Agent to pay to the Issuing and Paying Agent the amount so paid out, together with interest thereon at such a rate as the Issuing and Paying Agent may confirm as representing the Issuing and Paying Agent’s cost of funding any such payment made by it.
4.6If at any time the Issuing and Paying Agent makes a partial payment in respect of any Note presented to it, it shall procure that a statement indicating the date and amount of such payment is endorsed on the Note.
4.7The Issuing and Paying Agent shall be entitled to deal with moneys paid to it hereunder in the same manner as other moneys paid to it as a banker by its customers except that:
4.7.1  it shall not be entitled to exercise any lien, set-off or other claim;
4.7.2 it shall not be liable to any person for interest on any sums held by it under this Agreement; and
4.7.3  money held by it need not be segregated except as required by law.
4.8The Issuing and Paying Agent holds all money as banker and not as trustee and as a result such money will not be held in accordance with the Client Money Rules and, in the event that the Issuing and Paying Agent fails, the client money distribution rules will not apply and so the Issuer will not be entitled to share in any distribution under the client money distribution rules.
5.Cancellation, Destruction, Records and Custody
5.1All Notes which mature and are paid in full or purchased by or on behalf of the Issuer and delivered to the Issuing and Paying Agent for cancellation shall be cancelled as soon as reasonably practicable by the Issuing and Paying Agent. The Issuing and Paying Agent shall, unless the Issuer otherwise directs, destroy the cancelled Notes and, as soon as reasonably practicable upon any request, provide the Issuer with particulars of the aggregate principal amount of Notes maturing on such maturity date which have been destroyed since the last certification so furnished and the series and serial numbers (if applicable) of all such Notes.
5.2The Issuing and Paying Agent shall keep and make available at all reasonable times during normal business hours to the Issuer a full and complete record of all Notes held by it

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and of their issue, payment, cancellation and destruction and, in the case of Global Notes, their exchange for Definitive Notes but the Issuing and Paying Agent shall have no liability for any failure to comply herewith if the information required to be provided to it has not been provided by the Issuer.
5.3The Issuing and Paying Agent shall maintain in safe custody all forms of Notes delivered to and held by it hereunder and shall ensure that the same are only completed, authenticated and delivered or made available in accordance with the terms hereof.
5.4The Issuing and Paying Agent shall keep and make available at all reasonable times during normal business hours to the Issuer a full and complete record of all Notes outstanding under the Programme.
6.Issue of Replacement Notes
6.1The Issuing and Paying Agent shall complete, issue and authenticate any replacement Notes in place of Definitive Notes which have been lost, stolen, mutilated, defaced or destroyed. The Issuer shall provide the Issuing and Paying Agent with sufficient executed but uncompleted and unauthenticated Definitive Notes for such purpose.
6.2The Issuing and Paying Agent shall not issue or authenticate any replacement Definitive Note unless and until the holder of the relevant Note has paid such costs as may be incurred in connection therewith, furnished to the Issuer and the Issuing and Paying Agent such evidence and indemnity as the Issuer and the Issuing and Paying Agent may require and surrendered any mutilated or defaced Definitive Note.
6.3The Issuing and Paying Agent shall cancel any mutilated or defaced Definitive Note which is replaced and shall inform the Issuer of the serial numbers (if any), denominations, issue dates and maturity dates of any replaced and replacement Definitive Notes and of the dates of their cancellation and destruction but the Issuing and Paying Agent shall have no liability for any failure to comply herewith if the information required to be provided by it has not been provided to it by the Issuer.
6.4The Issuer may from time to time with the approval, where appropriate, of the Issuing and Paying Agent make other arrangements as to the replacement of Notes which have been lost, stolen, mutilated, defaced or destroyed, including (without limitation) arrangements as to evidence of title, costs, delivery and indemnity.
7.Fees and Expenses
7.1The Issuer shall pay to the Issuing and Paying Agent such fees in advance (plus any applicable value added tax) agreed between the Issuer and the Issuing and Paying Agent in respect of the Issuing and Paying Agent’s services under this Agreement as are set out in a fee letter dated on or around the date of this Agreement between the Issuing and Paying Agent and the Issuer. The Issuer shall on demand reimburse the Issuing and Paying Agent for all expenses incurred by it in the negotiation, preparation and execution of this Agreement, and shall on demand reimburse the Issuing and Paying Agent for all properly incurred expenses (including, without limitation, properly incurred legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) incurred in connection with its services hereunder (plus any applicable value added tax).

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7.2The Issuer undertakes to pay all stamp, registration and other documentary taxes, fees and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution, delivery and performance of this Agreement and/or the creation and issue of any Notes.
7.3All payments by the Issuer under this Clause 7 shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature (the “Deductions”) imposed, levied, collected, withheld or assessed by any government having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer undertakes to pay such additional amounts as may be necessary in order that the net amounts received by the Issuing and Paying Agent after any Deductions shall equal the respective amounts which would have been received in the absence of such Deductions.
8.Indemnity
8.1.The Issuer shall indemnify and hold harmless the Issuing and Paying Agent and its directors, officers, employees, agents and controlling persons against any loss, liability, damage, cost, claim, action, demand or expense arising out of or in connection with the Issuing and Paying Agent’s appointment or the exercise of its powers and duties hereunder (including properly incurred fees and expenses of legal or other professional advisers and any value added tax that may be applicable), except such as may result from its gross negligence, wilful default or fraud.
8.2.The indemnity set out in Clause 8.1 shall survive the termination or expiry of this Agreement or the resignation/removal of the Issuing and Paying Agent.
9.Agent of the Issuer
In acting hereunder and in connection with the Notes, the Issuing and Paying Agent shall act solely as agent of the Issuer and will not assume any fiduciary duty or other obligations towards or relationship of agency or trust for or with any other person other than the Issuer.
10.General
10.1The Issuer shall provide to the Issuing and Paying Agent copies of this Agreement, the Deed of Covenant and promptly upon request any other documents which the Issuing and Paying Agent may require. The Issuer shall provide to the Issuing and Paying Agent the originally-executed versions of the Deed of Covenant which will be held by the Issuing and Paying Agent in safe custody (in electronic or physical form, as the case may be) on behalf of the persons having rights thereunder as provided therein.
10.2The Issuing and Paying Agent shall only be obliged to perform such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Issuing and Paying Agent. The Issuing and Paying Agent shall not be under any obligation to take any action hereunder which it expects will result in any expense or liability of the Issuing and Paying Agent, the payment of which within a reasonable time is not, in its opinion, assured to it.
10.3The Issuing and Paying Agent may, in connection with its services hereunder:
10.3.1treat the bearer of any Note as the absolute owner thereof for all purposes and shall not be required to obtain any proof thereof or as to the identity of the bearer or

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holder of the Note and may make payments thereon accordingly except as ordered by a court of competent jurisdiction or as required by law and notwithstanding any notice to the contrary or any memorandum thereon;
10.3.2assume that the terms of each Note as issued are correct;
10.3.3refer any question relating to the ownership of any Note or the adequacy or sufficiency of any evidence supplied in connection with the replacement of any Note to the Issuer for determination by the Issuer and rely upon any determination so made;
10.3.4engage the advice or services of any lawyers or other professional advisers whose advice or services may to it seem necessary and the written opinion of such lawyers or other professional advisers shall be full and complete authorisation and protection in respect of any action taken or omitted to be taken by the Issuing and Paying Agent hereunder in good faith and in accordance with the opinion of such legal or other professional advisers; and
10.3.5treat itself as being released from any obligation to take any action hereunder which it expects will result in any expense or liability to it, the payment of which within a reasonable time is not, in its opinion, assured to it.
10.4Notwithstanding anything to the contrary expressed or implied herein, the Issuing and Paying Agent shall not, in connection with its services hereunder be responsible for or liable in respect of the authorisation, validity or legality of any Note issued or paid by it hereunder or any act or omission of any other person (including, without limitation, any other party hereto) or be under any obligation towards any person other than the Issuer. The Issuing and Paying Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any provisions of this Agreement or of the Notes.
10.5The Issuing and Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in relation to any issue of Notes in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document relating to the Issuing and Paying Agent’s duties hereunder believed by it in good faith to be genuine and to have been provided and/or signed by the proper parties. The Issuing and Paying Agent shall be entitled to refrain from acting, without liability, if conflicting, unclear or equivocal instructions have been received or in order to comply with any Applicable Law. In the event the Issuing and Paying Agent considers, in its sole discretion, that instructions are unclear, equivocal or conflicting, it will advise the instructing party as soon as reasonably practicable.
10.6Prior to the first issue of Notes, the Issuer shall provide the Issuing and Paying Agent with a copy of the certified list of persons authorised to take action on its behalf in connection with this Agreement and shall notify the Issuing and Paying Agent immediately in writing if any of such persons shall cease to be authorised or if any additional person shall be so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Issuing and Paying Agent that such person has been so authorised.
10.7Each party shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms,

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documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Clause 10.7 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.
10.8The Issuer, shall notify the Issuing and Paying Agent in the event that it determines that any payment to be made by the Issuing and Paying Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligations under this Clause 10.8 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Notes, or a combination of the foregoing.
10.9Notwithstanding any other provision of this Agreement, the Issuing and Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Issuing and Paying Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer or, as the case may be, the amount so deducted or withheld, in which case, the Issuer, shall so account to the relevant Authority for such amount.
10.10In the event that the Issuer determines in its sole discretion that withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to the Issuing and Paying Agent on any Notes, then the Issuer or, as the case may be, will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deductions or withholding provided that any such redirected or reorganised payment is made through a recognised institution of international standing and otherwise made in accordance with this Agreement. The Issuer will promptly notify the Issuing and Paying Agent of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 10.10.
10.11Notwithstanding the foregoing, under no circumstances will the Issuing and Paying Agent be liable to the Issuer or any other person for any indirect, incidental or consequential loss or damage of any kind whatsoever, or for any loss of business, goodwill, opportunity or profit, even if advised of such loss or damage.
10.12Notwithstanding anything else herein contained, the Issuing and Paying Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the European Union, the United States of America or, in each case, any jurisdiction forming a part of it, England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

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10.13The Issuer will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity:
10.13.1to fund or facilitate any activities of or business with any individual or entity (“Person”) that, at the time of such funding or facilitation, is (collectively, a “Sanction Target”):
i.the subject or the target of any sanctions or trade embargos administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control ("OFAC"), the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council ("UNSC"), the European Union ("EU"), or Her Majesty’s Treasury ("HMT") or any other equivalent sanctions regulation, (collectively, "Sanctions"); or
ii.owned 50% or more by or otherwise controlled by, or acting on behalf of one or more Persons referenced in clause 10.13.1(i) above; or
iii.located, organized or resident in a country or territory that is the subject or the target of Sanctions (currently, Cuba, Iran, North Korea, Sudan, the Crimea region and Syria) (each, a "Sanctioned Country"),
10.143.2to fund or facilitate any activities of or business in any Sanctioned Country, or
10.13.3in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions.
10.14 The provisions under clause 10.13 apply only if and to the extent that they do not result in a violation of the Council Regulation (EC) No. 2271/96 of 22 November 1996, or any other applicable anti-boycott or similar laws or regulations.
10.15None of the Issuer or any of its subsidiaries, nor, to the best of their knowledge, any director, officer, employee, agent, controlled affiliate or other person acting on behalf, at the direction or in the interest of the Issuer or any of its subsidiaries is a Person that is a Sanction Target.
10.16If:
10.16.1the introduction of, or any change in, (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; or
10.16.2any change in the status of the Issuer of the composition of the shareholders of the Issuer after the date of this Agreement, obliges the Issuing and Paying Agent to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Issuer shall, upon the request of the Issuing and Paying Agent, supply or procure the supply of such documentation and other evidence as is reasonably requested by the Issuing and Paying Agent in order for the Issuing and Paying Agent to carry out and be satisfied that it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations.
11.Changes in Issuing and Paying Agent

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11.1The Issuing and Paying Agent may resign, without liability and without giving reason, its appointment hereunder at any time by giving to the Issuer, and the Issuer may terminate the appointment of the Issuing and Paying Agent by giving to the Issuing and Paying Agent, at least 30 days’ prior written notice to that effect, provided that no such resignation or termination of the appointment of the Issuing and Paying Agent shall take effect until a successor has been appointed by the Issuer. Upon the resignation or removal of the Issuing and Paying Agent hereunder, the Issuer may appoint a successor Issuing and Paying Agent for the purposes hereof.
11.2The appointment of the Issuing and Paying Agent shall terminate forthwith if any of the following events or circumstances occur or arise, namely: (a) the Issuing and Paying Agent becomes incapable of acting; (b) the Issuing and Paying Agent is adjudged bankrupt or insolvent; (c) the Issuing and Paying Agent files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; (d) a resolution is passed or an order is made for the winding-up or dissolution of the Issuing and Paying Agent; (e) a receiver, administrator or other similar official of the Issuing and Paying Agent or of all or any substantial part of its property is appointed; (f) an order of any court is entered approving any petition filed by or against the Issuing and Paying Agent under the provisions of any applicable bankruptcy or insolvency law; or (g) any public officer takes charge or control of the Issuing and Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.
11.3The Issuer may appoint substitute or additional agents in relation to the Notes and shall forthwith give notice of any such appointments to the continuing agents and holders of Notes, whereupon the Issuer, the continuing agents and the additional agent(s) shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.
11.4If the Issuing and Paying Agent gives notice of its resignation in accordance with Clause 11.1 and by the tenth day before the expiration of such notice a successor to the Issuing and Paying Agent has not been appointed by the Issuer, then the Issuing and Paying Agent may appoint on behalf, and at the expense, of the Issuer as its successor any reputable and experienced bank or financial institution, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement.
11.5Upon the resignation or revocation becoming effective under this Clause 11, the Issuing and Paying Agent shall:
11.5.1be released and discharged from its obligations under this Agreement;
11.5.2deliver to the Issuer and to the successor Issuing and Paying Agent a copy of the records maintained by it in accordance with Clause 5.2; and
11.5.3promptly transfer all moneys and papers (including any unissued Global Notes held by it hereunder) to its successor or as the Issuer may otherwise instruct.
11.6In the event of its resignation or removal pursuant to this Clause 11, the Issuing and Paying Agent shall, subject as otherwise provided in this Agreement, be entitled to the reimbursement of all expenses (including, but not limited to, legal fees) incurred in

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connection therewith. Such resignation or removal shall not affect any rights or obligations under Clause 7 or 8 which shall have accrued at the time at which such resignation or removal becomes effective or which shall accrue thereafter in relation to any act or omission which occurred prior to such time.
11.7Any corporation into which the Issuing and Paying Agent may be merged, or any corporation with which such Issuing and Paying Agent may be consolidated, or any corporation resulting from any merger or consolidation to which such Issuing and Paying Agent shall sell or otherwise transfer all or substantially all its assets or business, shall be a successor issuing agent and paying agent under this Agreement, to the extent permitted by applicable law, without the execution or filing of any paper or any further act on the part of the parties hereto, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger, conversion or consolidation shall as soon as reasonably practicable be given by such successor to the Issuer and the other parties hereto.
11.8If the Issuing and Paying Agent decides to change its specified office it shall give notice to the Issuer of the address of the new specified office stating the date on which such change is to take effect.
12.Issuing and Paying Agent as holder of Notes
The Issuing and Paying Agent and its affiliates, directors, officers, employees and controlling persons may purchase, hold and dispose of Notes and may enter into any transaction (including, among others, any depositary, trust or agency transaction) with any holders or owners of any Notes or with any other party in the same manner as if it had not been appointed as the agent of the Issuer in relation to the Notes.
13.Notices
13.1All notices and other communications hereunder shall, save as otherwise provided in this Agreement, be made in writing and in English (by letter or email) and shall be sent to the intended recipient at the address or email address and marked for the attention of the person (if any) from time to time designated by that party to the other parties hereto for such purpose. The initial address and email address so designated by each party are set out on the signature page of this Agreement.
13.2Any communication from any party to any other under this Agreement shall be effective if sent by letter or email upon receipt by the addressee provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of business of the addressee.
13.3The Issuing and Paying Agent shall, in accordance with the instructions and at the expense of the Issuer, arrange for the publication in accordance with the terms and conditions of the relevant Note of any notice prepared by the Issuer which is to be given to the Noteholders. The Issuer shall provide the Issuing and Paying Agent with any notice to be delivered to the Noteholders not less than 4 (four) business days prior to the relevant date on which the Issuer is to give notice to the Noteholders in accordance the terms and conditions of the relevant Note, or as otherwise may be agreed between the Issuer and the Issuing and Paying Agent.

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14.Contracts (Rights of Third Parties) Act 1999
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
15.Law and Jurisdiction
15.1This Agreement, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.
15.2The courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, “Proceedings” and “Disputes”) and, for such purposes, each party irrevocably submits to the jurisdiction of such courts.
16.Modification
This Agreement may be modified by further agreement among the parties hereto and without the consent of the holders of the Notes.
17.Counterparts
This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute a single agreement.
18.Entire Agreement
18.1This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement.
18.2Each party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.
18.3In Clauses 18.1 to 18.2, “this Agreement” includes any fee letters and all documents entered into pursuant to this Agreement.
As witness the hands of the duly authorised representatives of the parties hereto the day and year first before written.

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Schedule 1
Part 1
Form of Global Note
£600,000,000 Commercial Paper Programme
for the purpose of the Joint HM Treasury and Bank of England
Covid Corporate Financing Facility

Bearer Permanent Global Note
(Interest Bearing/Discounted)

BRAKE BROS LIMITED
(incorporated in England and Wales)
(Legal Entity Identifier (LEI): 213800ZCILWNRWQTEZ91)

ISIN:
Issue Date:
Maturity Date: (Not to be more than 364 days from (and including) the Issue Date)
Nominal Amount: (words and figures; must not be less than £1,000,000)
Specified Currency:	Sterling
Interest Rate:
Interest Payment Date(s):

1.For value received, Brake Bros Limited (the “Issuer”) promises to pay to the bearer of this Global Note on the Maturity Date the Nominal Amount, together with interest thereon at the rate and at the times (if any) specified herein.
All such payments shall be made in accordance with an issuing and paying agency agreement dated 30 April 2020 (as amended, restated or supplemented from time to time) between the Issuer and the issuing and paying agent referred to therein, a copy of which is available for inspection at the office of Deutsche Bank AG, London Branch (the “Issuing and Paying Agent”) at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England (the “Specified Office”), and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and surrender of this Global Note at the office of the Issuing and Paying Agent referred to above by transfer to an account denominated in the Specified Currency maintained by the bearer with a bank in London.
2.This Global Note is issued in representation of an issue of Notes in the aggregate Nominal Amount.
3.All payments in respect of this Global Note by or on behalf of the Issuer shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Issuer's taxing jurisdiction or any political subdivision or taxing authority of or in any of the foregoing (“Taxes”), unless the withholding or deduction of Taxes is required

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by law. In that event, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Global Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Global Note is presented for payment:
a.by or on behalf of a holder which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Global Note; or
b.more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this Global Note on the last day of such period of 15 days.
4.If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day (unless that date falls more than 364 days after the Issue Date, in which case payment shall be made on the immediately preceding Payment Business Day) and neither the bearer of this Global Note nor the holder or beneficial owner of any interest herein or rights in respect hereof shall be entitled to any interest or other sums in respect of such postponed payment.
As used in this Global Note, “Payment Business Day” means any day other than a Saturday or Sunday which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.
5.The payment obligation of the Issuer represented by this Global Note constitutes, and at all times shall constitute, a direct and unsecured obligation of the Issuer ranking at least pari passu with all present and future unsecured and unsubordinated obligations of the Issuer other than obligations mandatorily preferred by law applying to companies generally.
6.This Global Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof free and clear of any equity, set-off or counterclaim on the part of the Issuer against any previous bearer hereof.
7.This Global Note is issued in respect of an issue of Notes of the Issuer and is exchangeable in whole (but not in part only) for duly executed and authenticated bearer Notes in definitive form (whether before, on or, subject as provided below, after the Maturity Date):
a.if one or both of Euroclear Bank SA/NV and Clearstream Banking S.A. is closed for business for a continuous period of 14 days or more (other than by reason of weekends or public holidays, statutory or otherwise) or if any such clearing system announces an intention to, or does in fact, permanently cease to do business; or
b.if default is made in the payment of any amount payable in respect of this Global Note.

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Upon presentation and surrender of this Global Note during normal business hours to the Issuer at the offices of the Issuing and Paying Agent (or to any other person or at any other office outside the United States as may be designated in writing by the Issuer to the bearer), the Issuing and Paying Agent shall authenticate and deliver, in exchange for this Global Note, bearer definitive notes denominated in the Specified Currency in an aggregate nominal amount equal to the Nominal Amount of this Global Note.
8.If, upon any such default and following such surrender, definitive Notes are not issued in full exchange for this Global Note before 5.00 p.m. (London time) on the thirtieth day after surrender, this Global Note (including the obligation hereunder to issue definitive notes) will become void and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under a Deed of Covenant dated 30 April 2020 (as amended, re-stated or supplemented as of the date of issue of the Notes) entered into by the Issuer).
9.The denomination of the Notes represented by this Global Note shall be £100,000.
10.If this is an interest-bearing Global Note, then:
a.notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Global Note falling due for payment prior to the Maturity Date remains unpaid on the fifteenth day after falling so due, the Nominal Amount shall be payable on such fifteenth day;
b.upon each payment of interest (if any) prior to the Maturity Date in respect of this Global Note, the Schedule hereto shall be duly completed by the Issuing and Paying Agent to reflect such payment;
c.if no Interest Payment Dates are specified on this Global Note, the Interest Payment Date shall be the Maturity Date;
d.interest shall be calculated on the Nominal Amount as follows:
i.interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 365 days at the Interest Rate with the resulting figure being rounded to the nearest penny (with halves being rounded upwards); and
ii.the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is an “Interest Period” for the purposes of this paragraph.
11.Instructions for payment must be received at the office of the Issuing and Paying Agent referred to above together with this Global Note at least one Business Day prior to the relevant payment date.
As used in this paragraph, “Business Day” means a day other than a Saturday or Sunday on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

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12.Notices to holders will be delivered to the clearing system(s) in which this Global Note is held or, if this Global Note has been exchanged for bearer definitive Notes pursuant to paragraph 7, will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of such delivery or publication.
13.This Global Note shall not be validly issued unless manually or electronically authenticated by the Issuing and Paying Agent acting as issuing and paying agent.
14.This Global Note and any non-contractual obligations arising from or connected with it are governed by, and shall be construed in accordance with, English law.
The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Global Note (including a dispute regarding the existence, validity or termination of this Global Note). The Issuer acknowledges and agrees that, and the bearer of this Global Note shall be deemed to acknowledge and agree that, the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such person will be entitled to argue to the contrary.
The Issuer irrevocably and unconditionally agrees not to claim any immunity from proceedings brought by the bearer against it in relation to this Global Note and to ensure that no such claim is made on its behalf, consents generally to the giving of any relief or the issue of any process in connection with those proceedings, and waives all rights of immunity in respect of it or its assets.
15.No person shall have any right to enforce any provision of this Global Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.

Signed on behalf of:
BRAKE BROS LIMITED

By:
(Authorised Signatory)

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AUTHENTICATED by
DEUTSCHE BANK AG, LONDON BRANCH
without recourse, warranty or liability
and for authentication purposes only

By:___________________________________
(Authorised Signatory)

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without recourse, warranty or liability and for authentication purposes only
SCHEDULE

PAYMENTS OF INTEREST

The following payments of interest in respect of this Global Note have been made:

Date of Payment	Payment From	Payment To	Amount of Interest Paid	Notation on behalf of Issuing and Paying Agent

Part 2
Form of Definitive Note
£600,000,000 Commercial Paper Programme
for the purpose of the Joint HM Treasury and Bank of England
Covid Corporate Financing Facility

Definitive Note
(Interest Bearing/Discounted)

BRAKE BROS LIMITED
(incorporated in England and Wales)
(Legal Entity Identifier (LEI): 213800ZCILWNRWQTEZ91)

Issue Date:
Maturity Date: (Not to be more than 364 days from (and including) the Issue Date)
Nominal Amount: (words and figures; not to be less than £100,000)
Specified Currency:	Sterling
Interest Rate:
Interest Payment Date(s):

1.For value received, Brake Bros Limited (the “Issuer”) promises to pay to the bearer of this Definitive Note on the Maturity Date the Nominal Amount, together with interest thereon at the rate and at the times (if any) specified herein.
All such payments shall be made in accordance with an issuing and paying agency agreement dated 30 April 2020 (as amended, restated or supplemented from time to time) between the Issuer and the issuing and paying agent referred to therein, a copy of which is available for inspection at the office of Deutsche Bank AG, London Branch (the “Issuing and Paying Agent”) at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England (the “Specified Office”), and subject to and in accordance with the terms and

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conditions set forth below. All such payments shall be made upon presentation and surrender of this Definitive Note at the office of the Issuing and Paying Agent referred to above by transfer to an account denominated in the Specified Currency maintained by the bearer with a bank in London.
2.All payments in respect of this Definitive Note by or on behalf of the Issuer shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Issuer's taxing jurisdiction or any political subdivision or taxing authority of or in any of the foregoing (“Taxes”), unless the withholding or deduction of Taxes is required by law. In that event, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Definitive Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Definitive Note is presented for payment:
a.by or on behalf of a holder which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Definitive Note; or
b.more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this Definitive Note on the last day of such period of 15 days.
3.If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day (unless that date falls more than 364 days after the Issue Date, in which case payment shall be made on the immediately preceding Payment Business Day) and the bearer of this Definitive Note shall not be entitled to any interest or other sums in respect of such postponed payment.
As used in this Definitive Note, “Payment Business Day” means any day other than a Saturday or Sunday which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.
4.The payment obligation of the Issuer represented by this Definitive Note constitutes, and at all times shall constitute, a direct and unsecured obligation of the Issuer ranking at least pari passu with all present and future unsecured and unsubordinated obligations of the Issuer other than obligations mandatorily preferred by law applying to companies generally.
5.This Definitive Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof free and clear of any equity, set-off or counterclaim on the part of the Issuer against any previous bearer hereof.
6.The denomination of this Definitive Note shall be £100,000.
7.If this is an interest-bearing Definitive Note, then:

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a.notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Definitive Note falling due for payment prior to the Maturity Date remains unpaid on the fifteenth day after falling so due, the Nominal Amount shall be payable on such fifteenth day;
b.upon each payment of interest (if any) prior to the Maturity Date in respect of this Definitive Note, the Schedule hereto shall be duly completed by the Issuing and Paying Agent to reflect such payment;
c.if no Interest Payment Dates are specified on this Definitive Note, the Interest Payment Date shall be the Maturity Date;
d.interest shall be calculated on the Nominal Amount as follows:
i.interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from the Issue Date to the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 365 days at the Interest Rate with the resulting figure being rounded to the nearest penny (with halves being rounded upwards); and
ii.the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is an “Interest Period” for the purposes of this paragraph.
8.Instructions for payment must be received at the office of the Issuing and Paying Agent referred to above together with this Definitive Note at least one Business Day prior to the relevant payment date.
As used in this paragraph, “Business Day” means a day other than a Saturday or Sunday on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.
9.Notices to holders will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of such publication.
10.This Definitive Note shall not be validly issued unless manually authenticated by the Issuing and Paying Agent acting as issuing and paying agent.
11.This Definitive Note and any non-contractual obligations arising from or connected with it are governed by, and shall be construed in accordance with, English law.
The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Definitive Note (including a dispute regarding the existence, validity or termination of this Definitive Note). The Issuer acknowledges and agrees that, and the bearer of this Definitive Note shall be deemed to acknowledge and agree that, the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such person will be entitled to argue to the contrary.
The Issuer irrevocably and unconditionally agrees not to claim any immunity from proceedings brought by the bearer against it in relation to this Definitive Note and to ensure

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that no such claim is made on its behalf, consents generally to the giving of any relief or the issue of any process in connection with those proceedings, and waives all rights of immunity in respect of it or its assets.
12.No person shall have any right to enforce any provision of this Definitive Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.

Signed on behalf of:
BRAKE BROS LIMITED

By:
(Authorised Signatory)

without recourse, warranty or liability and for authentication purposes only
SCHEDULE

PAYMENTS OF INTEREST

The following payments of interest in respect of this Definitive Note have been made:

Date of Payment	Payment From	Payment To	Amount of Interest Paid	Notation on behalf of Issuing and Paying Agent

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Schedule 2
Form of Notification to Issuing and Paying Agent by Issuer

To:  Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
Attention: Debt and Agency Services
(the “Issuing and Paying Agent”)
Copy To: Brake Bros Limited
Attention: [●]
Barclays Bank PLC
Attention: ECP Trading Desk

BRAKE BROS LIMITED (the “Issuer”)
£600,000,000 Commercial Paper Programme for the purpose of the Joint HM Treasury and Bank of England Covid Corporate Financing Facility (the “Programme”)
This notification is given by the undersigned Issuer to the Issuing and Paying Agent pursuant to Clause 3.4 of the issuing and paying agency agreement dated 30 April 2020 (as amended, supplemented and/or restated from time to time, the “Issuing and Paying Agency Agreement”) between the Issuer and the Issuing and Paying Agent relating to the Programme.
Terms defined in the Issuing and Paying Agency Agreement relating to the Programme have the same meanings herein.
We hereby confirm our email instruction to prepare, complete, authenticate and issue [a] Global Note[s] (in accordance with the terms of the Issuing and Paying Agency Agreement) and give instructions to Euroclear and/or Clearstream, Luxembourg in order for you to:
(A)*Credit account of [name of Dealer] with Euroclear/Clearstream, Luxembourg** with the following Notes:
ISIN/Common Code:
Issue Date:
Maturity Date:
Nominal Amount and Currency:
Purchase Yield:
Interest Rate (if interest bearing):

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Interest Payment date(s) (if interest bearing):
Other details:
against payment of:
This notification, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.
Date:
Brake Bros Limited
By:
* A separate fax or email is to be sent in respect of each Dealer to which Notes are to be issued. Repeat this information (numbering consecutively) if Notes of more than one tenor are to be issued to an Dealer
**Delete as appropriate

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Schedule 3
Issuer Standing Settlement Instructions

Correspondent Bank Name:	N/A
SWIFT Code:	BARCGB22
Beneficiary Bank Name:	Barclays Bank
Sort Code:	200296
Account Name:	Brake Bros Limited cash pooling
Account Number:	70627046
Reference (if applicable):	N/A

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Signature Page
Issuer

BRAKE BROS LIMITED By: /s/ Sarah Whibley	Sarah Whibley
By: /s/ Sarah Whibley	Sarah Whibley

Address:	Brake Bros Limited Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG
Enterprise House,
Eureka Business Park,
Ashford, Kent,
TN25 4AG
Email:	john.legg@brake.co.up /
sarah.whibley@sysco.com
Telephone:	01233 206621
Attention:	John Legg / Sarah Whibley

SIGNATURE PAGE TO THE ISSUING AND PAYING AGENCY AGREEMENT

The Issuing and Paying Agent

DEUTSCHE BANK AG, LONDON BRANCH
By: /s/ Paul Yetton Paul Yetton Vice President	/s/ Kieran Odedra Kieran Odedra Vice President
Paul Yetton	Kieran Odedra
Vice President	Vice President

Address:	Winchester House
1 Great Winchester Street
London EC2N Street
United Kingdom
Email: Telephone: Attention:	TSS-GDS.ROW@db.com
+44 20 7545 8000
Attention:	Debt and Agency Services

SIGNATURE PAGE TO THE ISSUING AND PAYING AGENCY AGREEMENT